Exhibit 10.9

Beijing Tongzhilian Cultural Development Co., Ltd

Contract No.:

Labor Contract

Party A:	Beijing Tongzhilian Cultural Development Co., Ltd

Party B:	Shang Jia

Signed on:	November 1, 2023

Beijing Tongzhilian Cultural Development Co., Ltd

Labor Contract

Employer (“Party A”): Beijing Tongzhilian Cultural Development Co., Ltd

Address: Room 38-163, 1/F, Building 38, 14 Jiangtai Road, Chaoyang District, Beijing, China

Legal Representative: Huang Fang

Employee (“Party B”) Name: Shang Jia Gender: Female

ID Card No.: 130125199301015584

Permanent Residence Address: Shijiazhuang City, Hebei Province

Postal Code: _____________

Registered Nature (Agricultural/Non-agricultural): Agricultural

Current Address in Beijing: Anhui Beili Community, Chaoyang District

Phone: 18710292637

Emergency Contact Name: Gao Suling Phone: 13473870952

In accordance with the Labor Law of the People’s Republic of China and the Labor Contract Law of the People’s Republic of China and other relevant regulations, this Labor Contract (“this Contract”) is made and entered into through equity, free will and consensus by and between Party A and Party B.

I. Contract Period

Article I This Contract is a fixed-term labor contract.

The contract period shall be three [3] years, commencing from November 1, 2023 and ending on October 31, 2026, with a probation period of [/] months, commencing from Month / Day / , Year / and ending on Month / Day / , Year / .

II. Job Position and Workplace

Article II Party B agrees to serve as the CFO and Accountant of Party A and conscientiously fulfill the duties of the job position.

Party A may adjust Party B’s position and work content according to the needs of the Company’s business development and the actual situation of Party B’s work capabilities.

Article III Party B’s workplace is Beijing and the location of other branches or project units of Party A.

Party A may arrange for Party B to travel or work outside the aforementioned locations for a short period of time according to the needs of the work.

Beijing Tongzhilian Cultural Development Co., Ltd

III. Working Hours, Rest and Vacation

Article IV Party B’s daily working hours shall not exceed eight (8) hours and forty (40) hours per week (excluding commuting time, meal time, and rest time).

Article V If Party A arranges for Party B to work overtime due to work needs, Party A shall provide Party B with compensatory rest or overtime pay in accordance with the law.

Article VI Party A shall arrange for Party B to take breaks on national statutory holidays and other rest days in accordance with the law.

If Party B has worked continuously for one (1) year or more before or after joining the Company, Party B may enjoy paid annual leave. The specific implementation measures shall be stipulated by Party A.

IV. Labor Remunerations

Article VII Party A implements a wage system that combines basic salary, position salary, performance-based pay, and seniority salary.

Party B’s basic salary shall be RMB 3,500.00 per month before tax, and other salaries shall be implemented in accordance with the specific provisions of Party A. Party B’s salary during the probation period shall not be lower than eighty percent (80%) of the salary after being converted to a regular employee. Party A shall pay Party B’s salary for the previous month in cash in the middle to late of each month.

Party A may adjust Party B’s salary reasonably in accordance with the Company’s operating efficiency, the wage guidance line announced by the local government, etc. The specific adjustment method shall be stipulated by Party A separately.

Article VIII Party A implements the principle of salary based on position, and salary changes with position. Party B’s salary will be determined based on his/her current position, work experience, and performance. When Party B accepts a new position, he/she shall accept the new salary standard determined by Party A for that position.

Article IX For Party B’s salary and severance pay for the month of resignation, Party A shall be entitled to pay them in cash or by bank transfer after Party B has completed the separation procedures as agreed.

Article X The individual income tax that Party B needs to pay on his/her salary, bonuses, etc. obtained from Party A shall be borne by Party B, and Party A shall withhold and remit the individual income tax.

V. Social Insurance and Benefits

Article XI During the contract period, Party A shall handle the relevant social insurance and national subsidies for Party B in accordance with the relevant national regulations. The individual payment part shall be borne by Party B, and Party A shall withhold and remit it from Party B’s salary.

If Party B does not want to transfer the social insurance relationship due to his/her personal reasons, it shall provide Party A with a written statement, and bear the corresponding responsibility.

Article XII Party A may issue a certain amount of bonus to Party B based on its operating conditions and Party B’s work performance.

Article XIII The salaries and medical insurance benefits for Party B suffering from occupational diseases or work-related injuries shall be implemented in accordance with the relevant national and Beijing municipal regulations. Party B’s sick leave pay, sickness relief fee, and medical treatment, etc. for illness or non-work-related injury shall be implemented in accordance with Party A’s regulations.

Beijing Tongzhilian Cultural Development Co., Ltd

VI. Labor Protection and Working Conditions

Article XIV Party A shall provide Party B with a safe and hygienic working environment, necessary working conditions, and labor protection that meet the national and Beijing municipal regulations, to ensure Party B’s safety and health.

Article XV Party A shall be obligated to truthfully inform Party B of positions that may pose occupational hazards, and to provide safety and hygiene education to Party B to reduce occupational hazards.

Article XVI If Party A arranges Party B to engage in work that may pose occupational hazards, Party A shall conduct regular health checks for Party B and conduct a health check for Party B before Party B leaves the Company.

Article XVII Following the principle of training before job assignment, Party A shall provide necessary training to Party B in accordance with the Employee Handbook.

Article XVIII If Party A provides funds for Party B to receive professional technical training, both parties may supplement a Training Service Agreement, which shall specify the service period and liquidated damages.

If the service period specified in the Training Service Agreement exceeds the period of this Contract, the period of this Contract shall be extended to the service period specified in the Training Service Agreement.

VII. Rules, Regulations and Labor Discipline

Article XIX Party B shall strictly abide by the relevant regulations and rules formulated by Party A in accordance with the relevant national regulations, cherish Party A’s property, observe professional ethics, and actively participate in the training organized by Party A to improve his/her ideological awareness and professional skills.

Before signing this Contract, Party A shall provide Party B with its Employee Handbook for review and signature to indicate acceptance of the provisions therein. The Employee Handbook shall be deemed an annex to this Contract.

Article XX If Party B violates Party A’s rules, regulations and labor discipline, Party A may, in accordance with the rules and regulations of the Company, demote or downgrade Party B’s position and salary level, up to and including the rescission of this Contract.

VIII. Change, Rescission, Termination and Renewal

Article XXI Both parties may agree to amend the terms of this Contract by mutual agreement.

Article XXII Both parties may agree to rescind this Contract by mutual agreement.

Article XXIII Under any of the following circumstances, Party A may rescind this Contract at any time:

(I) If it is proved that Party B fails to meet the employment conditions within the probation period;

(II) If Party B seriously violates Party A’s rules and regulations;

(III) If Party B is seriously negligent or engages in embezzlement, causing major losses to Party A;

(IV) If Party B simultaneously enters a labor relation with other employers and thus seriously affects his/her completion of Party A’s tasks, and Party B refuses to make the ratification after Party A points out the problem;

Beijing Tongzhilian Cultural Development Co., Ltd

(V) If Party B is criminally liable in accordance with the law;

(VI) If this Contract is invalid from the outset due to a statutory reason.

Article XXIV Under any of the following circumstances, Party A may rescind this Contract after giving Party B a written notice of thirty (30) days or paying Party B one month’s salary in addition:

(I) If Party B is sick or injured for a non-work-related reason and cannot resume his/her original position after the expiry of the prescribed time period for medical treatment, nor can he/she assume any other position arranged by Party A;

(II) If Party B is incompetent to his/her position or is still so after training or changing his/her job position; or

(III) If the objective situation, on which the conclusion of this Contract is based, has changed considerably, this Contract is unable to be performed and no agreement on changing the content of this Contract is reached after negotiations between both parties;

Article XXV Party B may rescind this Contract by giving Party A a written notice of three (3) days in the probation period and thirty (30) days in the period of this Contract.

Article XXVI Under any of the following circumstances, Party B may rescind this Contract at any time:

(I) If Party A fails to provide labor protection or working conditions in accordance with this Contract;

(II) If Party A fails to pay the labor remunerations in full and in a timely manner;

(III) If Party A fails to pay social insurance for Party B in accordance with the law;

(IV) If Party A’s rules and regulations violate the provisions of laws and regulations and harm the rights and interests of Party B;

(V) If Party A engages in serious illegal activities;

(VI) If this Contract is invalid from the outset due to a statutory reason;

(VII) Other circumstances in which Party B can rescind this Contract as stipulated by laws and administrative regulations.

Article XXVII If Party B intends to rescind this Contract for reasons other than those specified in Article XXVI hereof, Party B shall submit a written resignation. After Party B submits the resignation until the formal departure, Party B shall continue to fulfill the work responsibilities stipulated in this Contract, abide by Party A’s rules and regulations, and handle work handovers and departure procedures in accordance with the relevant regulations. If Party B fails to handle the resignation procedures and leaves the Company without authorization, Party A may rescind this Contract at any time and deduct part of Party B’s salary for the current month. If Party B’s actions cause actual losses to Party A, Party B shall also be liable for compensation.

Article XXVIII This Contract shall terminate under any of the following circumstances:

(I) If the period of this Contract expires;

(II) If Party A is declared bankrupt pursuant to the law;

(III) If Party A’s business license is revoked or Party A is ordered to close down its business, or Party A makes a decision to liquidate its business ahead of the schedule;

Beijing Tongzhilian Cultural Development Co., Ltd

(IV) Where Party B has begun to enjoy the basic benefits of his/her pension pursuant to the law;

(V) If Party B is deceased, or is declared dead or missing by a people’s court; or

(VI) Other circumstances stipulated by laws and regulations.

Article XXIX If the contractual relationship between both parties is rescinded or terminated, Party B shall, in accordance with Party A’s resignation procedures and regulations, complete the resignation and handover procedures. After completion, Party A shall issue a certificate of rescission or termination of the labor contract, and assist Party B in handling the file management and social insurance relationship transfer procedures within fifteen (15) days.

Article XXX If Both parties agree, this Contract may be renewed. Both parties shall negotiate the renewal of this Contract thirty (30) days before its expiry. If both parties fail to reach a written agreement on the renewal of this Contract before its expiry, this Contract shall terminate upon its expiry.

IX. Intellectual Property and Confidentiality

Article XXXI The intellectual property rights of the works (teaching materials, lesson plans, etc.) created by Party B during his/her employment with Party A to complete Party A’s work tasks shall belong to Party A. Party B shall be entitled to sign the works, and Party A may give Party B a certain reward.

If the works that Party B should have completed during his/her employment with Party A but completed after leaving the Company, the intellectual property rights of the works shall still belong to Party A.

Article XXXII Party B shall not disclose Party A’s business secrets during the period of this Contract and after separation. Otherwise, all income obtained by Party B shall belong to Party A, and Party B shall also compensate Party A for any and all losses (including actual losses, expected profit losses, etc.).

Party A may formulate relevant confidentiality regulations according to its own actual situation and sign a Non-Disclosure Agreement with Party B.

Article XXXIII During the period of this Contract, without the written consent of Party A, Party B shall not engage in self-employment or cooperate with other legal persons, social institutions and individuals to engage in business that is the same, similar or competing with Party A. Otherwise, it shall be deemed as Party B disclosing Party A’s business secrets, and Party A shall be entitled to rescind this Contract at any time and not pay any economic compensation.

X. Economic Compensation and Liability for Breach

Article XXXIV Under any of the following circumstances, Party A shall pay economic compensation to Party B:

(I) If Party A voluntarily rescinds this Contract with Party B and rescinds this Contract by mutual agreement;

(II) If Party A economically lays off Party B due to bankruptcy reorganization, operational difficulties, etc.;

(III) If this Contract expires, except that Party A intends to renew this Contract under the original terms or better terms and Party B refuses;

(IV) If Party A rescinds this Contract under Article XXIV hereof;

Beijing Tongzhilian Cultural Development Co., Ltd

(V) If Party B rescinds this Contract under Article XXIV hereof;

(VI) If this Contract is terminated in accordance with the provisions of the second and third paragraphs of Article XXVIII hereof;

(VII) Other circumstances stipulated by laws and regulations.

The specific calculation methods for economic compensation shall follow the applicable laws and regulations.

Article XXXV Under any of the following circumstances, Party A shall be entitled to rescind this Contract unilaterally, without pay economic compensation to Party B:

(I) If Party B provides Party A with false identity documents or other materials, conceals important information or engages in other fraudulent activities;

(II) If Party B violates the relevant non-competition agreement with the previous employer, or engages in acts of infringing on the business secrets or intellectual property of third parties during the employment period of Party A;

If Party B engages in the above behaviors and causes losses to Party A or third parties, Party B shall bear full compensation liability.

Article XXXVI If either Party A or Party B breaches this Contract, it shall bear the corresponding liability for breach as agreed. If it causes economic losses to the other party, it shall also bear the corresponding compensation liability in accordance with the law.

XI. Resolution of Labor Disputes

Article XXXVII If both parties have a dispute over the performance of this Contract, they may first negotiate. If they do not want to negotiate or the negotiation fails, they may apply to the labor dispute arbitration committee in the place where Party A is located within one (1) year from the date of the dispute.

For labor disputes that meet the conditions for litigation, Party A or Party B, if dissatisfied with the arbitration award, may file a lawsuit with the people’s court in the place where Party A is located within fifteen (15) days from the date of receipt of the arbitration award.

XII. Miscellaneous

Article XXXVIII The mailing address of Party B in Beijing first set forth above shall be the only legal and effective address for Party A to send relevant notices and documents to Party B. If Party B changes the mailing address, it shall notify Party A in writing within seven (7) days. Otherwise, the relevant notices and documents sent to the aforesaid address shall be deemed to have been served.

If both parties agree to have an emergency contact person, except where the emergency contact person is a close relative of Party B, Party B shall provide a power of attorney signed by Party B and the emergency contact person. When Party A cannot contact Party B, the emergency contact person has the authority to sign or receive relevant notices, documents, property, and participate in negotiations and mediation with Party A on behalf of Party B.

Any adverse consequences caused by Party B’s inability to contact Party B or failing to notify Party B of the change of contact address as agreed shall be borne by Party B.

Article XXXIX Party A may formulate or modify the relevant rules and regulations of the Company during the period of this Contract. In case of any conflict with this Contract, the terms of this Contract shall prevail.

Article XL Matters not covered herein shall be governed by the current laws, regulations and relevant provisions. In case of no relevant provisions, both parties shall negotiate and determine.

Beijing Tongzhilian Cultural Development Co., Ltd

Article XLI This Contract shall be made in duplicate (2), with each party holding one (1) copy, which shall bear the same legal effect. This Contract shall take effect upon both parties affixing their signatures or seals thereto.

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(Signature Page)

Party A (Common Seal):	Party B (Signature):	Shang Jia
Signed on: November 1, 2023	Signed on: November 1, 2023

Letter of Acknowledgement

I have received one original of the labor contract between Beijing Tongzhilian Cultural Development Co., Ltd and me.

Party B (Signature):	Shang Jia
November 1, 2023

Beijing Tongzhilian Cultural Development Co., Ltd

Employment Confirmation Letter

Dear Ms. Shang Jia:

We are pleased to inform you that you have successfully passed our company’s assessment process. We warmly welcome you to become a member of our company! We will provide you with the most effective space to display your talents and personal development.

After negotiating with you, your responsibilities and treatment are agreed as follows:

1. Start date: 9:00 AM on November 1, 2023 Department: Finance Department, Position: CFO & Accountant.

2. Employment contract: After completing the entry procedures, we will sign a labor contract for a period of ___ year(s) (in triplicate) with you within thirty (30) days. You are required to participate in the Company’s employee training courses and pass the assessment.

3. Your salary (all pre-tax salary) is as follows:

a. Probation period: No probation period.

b. After being converted to a regular employee: RMB 8,000/month, including a basic salary of RMB 3,500/month, a position allowance of RMB 2,100/month, and a performance-based pay of RMB 2,400/month.

If the employee’s position changes during work, the position salary will be adjusted accordingly.

The company will withhold and remit individual income tax from your monthly salary in accordance with tax laws. You are obliged to keep the content of your salary confidential and not disclose it to third parties. Welfare and insurance: The company will pay social insurance and other welfare benefits for you in accordance with the national and Beijing municipal policies, and the individual contribution part will be deducted from your monthly salary.

4. The company may arrange you to work in other office locations or subsidiaries of the Company according to business requirements.

5. Your work content involves confidentiality. Please abide by the Company’s confidentiality system.

6. Contract termination; After the probation period, the Company and you can rescind the labor contract by written notice one (1) month in advance. If you fall under any of the following circumstances, the Company does not need to notify you to rescind this Contract and the salary will only be calculated until the date of rescission of this Contract, and the salary for the unexpired paid leave will not be paid:

(i) Violating national laws.

(ii) Damaging the Company’s interests.

(iii) Providing false personal information when joining the Company.

7. Employee instructions: After you start working, please carefully read the Company’s Employee Handbook and strictly follow it. Any losses caused by the employee’s failure to comply with the Company’s policies and procedures in a timely manner due to personal reasons shall be borne by the employee himself/herself.

Beijing Tongzhilian Cultural Development Co., Ltd

8. After you receive this letter, you must sign it to indicate your agreement with the above items, and return it to the HR Department on the day of entry for filing. If we do not receive your confirmation of your reply by this day, we will consider that you have waived this job opportunity and you will not be hired.

9. If you have any questions or difficulties with the above items, please communicate with the HR Department.

For your timely understanding of the Company’s profile, basic rules and regulations, etc., the HR Department will organize a special induction training according to the specific situation. You can ask questions during the training, or you can consult the HR Department at any time. We wish you a pleasant work experience at Tongzhilian!

Looking forward to you becoming our new colleague! Wish you a bright future in the Company! If you have any questions, please feel free to contact the HR Department.

Signed by Employee: Shang Jia November 1, 2023	Signed by Department Head: Seal of Huang Fang November 1, 2023	Signed by HR Director: Seal of Huang Fang November 1, 2023	Signed by General Manager: Seal of Huang Fang November 1, 2023